Exhibit 3.21

Acknowledgement Number: 1000362009258775

STATE OF MARYLAND
Department of Assessments and Taxation

I, Michael L. Higgs, Director of the State Department of Assessments and Taxation, hereby certify that the attached document, consisting of 4 pages, inscribed with the same Authentication Code, is a true copy of the public record of the

ARTICLES OF CONVERSION-DOMESTIC LLC

for

SIRIUS FEDERAL, LLC

(Department ID: **W17149386**)

I further certify that this document is a true copy generated from the online service with the State Department of Assessments and Taxation.

In witness whereof, I have hereunto subscribed my signature and affixed the seal of the State Department of Assessments and Taxation of Maryland at Baltimore on this November 17, 2021.

Michael L. Higgs
Director

301 West Preston Street, Baltimore, Maryland 21201
Telephone Baltimore Metro (410) 767-1344 / Outside Baltimore Metro (888) 246-5941
MRS (Maryland Relay Service) (800) 735-2258 TT/Voice

Online Certificate Authentication Code: oceOafvAvEO3kSc0UewlNg
To verify the Authentication Code, visit http://dat.maryland.gov/verify

Acknowledgment Number: 1000362009258775

CORPORATE CHARTER APPROVAL SHEET

** EXPEDITED SERVICE ** ** KEEP WITH DOCUMENT **

DOCUMENT CODE 120 BUSINESS CODE ______

\# ______________

Close ______ Stock ______ Nonstock ______

P.A. ______ Religious ______

~~Merging (Transferor)~~ converting Force 3, Inc

D-03269321

~~Surviving (Transferee)~~ resulting Force 3, LLC

W17149386

1000362009258775

ID # W17149386 ACK # 1000362009258775
PAGES: 0004
FORCE 3, LLC

03/30/2016 AT 12:48 P WO # 0004616264

New Name ______________

		FEES REMITTED
	Base Fee:	100
	Org. & Cap. Fee:	
	Expedite Fee:	60
	Penalty:	
	State Recordation Tax:	
	State Transfer Tax:	
3	Certified Copies	
	Copy Fee:	34
	Certificates	
	Certificate of Status Fee:	
	Personal Property Filings:	
	Mail Processing Fee:	
	Other:	
	TOTAL FEES:	194

____ Change of Name
____ Change of Principal Office
____ Change of Resident Agent
____ Change of Resident Agent Address
____ Resignation of Resident Agent
____ Designation of Resident Agent and Resident Agent's Address
____ Change of Business Code

____ Adoption of Assumed Name

____ Other Change(s)

Credit Card ______ Check X Cash ______

______ Documents on ______ Checks

Approved By: 13

Keyed By: ______________

COMMENT(S):

Code ______

Attention: ______________

Mail: Names and Address

VENABLE LLP
SUITE 900
750 E PRATT ST
BALTIMORE MD 21202-3142

Stamp Work Order and Customer Number HERE

CERTIFIED COPY MADE

Authentication Number: oceOafvAvEO3kSc0UewlNg	Page 1 of 4

ARTICLES OF CONVERSION

converting

FORCE 3, INC.

a Maryland corporation

to

FORCE 3, LLC

a Maryland limited liability company

THIS IS TO CERTIFY THAT:

FIRST: Force 3, Inc. is a corporation formed on August 13, 1991 under the Maryland General Corporation Law (the “Converting Corporation”), and, by virtue of these Articles of Conversion and Articles of Organization filed for record herewith, is converting (the “Conversion”) to Force 3, LLC, a limited liability company formed under the Maryland Limited Liability Company Act (the “Converted LLC”), on the terms and conditions set forth herein.

SECOND: Upon the completion of the Conversion in accordance with the Maryland General Corporation Law and the Maryland Limited Liability Company Act, the Converted LLC shall, for all purposes of the laws of the State of Maryland, continue as the same entity as the Converting Corporation, and the Conversion will have the effects set forth herein and in the Maryland General Corporation Law and the Maryland Limited Liability Company Act. Upon the completion of the Conversion:

(a) All of the issued and outstanding shares of common stock of the Converting Corporation, without par value (the “Converting Corporation Common Shares”), are held legally and beneficially by a single stockholder and shall, without any action on the part of the stockholder, be converted into and exchanged for one hundred percent (100%) of the limited liability company membership interest in the Converted LLC.

(b) No shares of the Converting Corporation of any class or series other than Converting Corporation Common Shares are issued or outstanding.

THIRD: The Conversion has been approved in accordance with the provisions of Subtitle 9 of the Maryland General Corporation Law and Subtitle 11 of the Maryland Limited Liability Company Act.

FOURTH. These Articles of Conversion shall become effective upon acceptance for record of these Articles of Conversion by the State Department of Assessments and Taxation of Maryland.

Authentication Number: oceOafvAvEO3kSc0UewlNg	Page 2 of 4

FIFTH: The undersigned acknowledges these Articles of Conversion to be the act and deed of the Converting Corporation and, further, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts relating to the Converting Corporation are true in all material respects and that this statement is made under the penalties of perjury.

- Signature page follows -

Authentication Number: oceOafvAvEO3kSc0UewlNg	Page 3 of 4

IN WITNESS WHEREOF, these Articles of Conversion have been duly executed and attested on behalf of the Converting Corporation as of the 30th day of March, 2016.

ATTEST:		FORCE 3, INC. a Maryland corporation

/s/ Steve Scribner		By:	/s/ Michael Greaney
Name:	Steve Scribner	Name:	Michael Greaney
Title:	Secretary and Chief Financial Officer	Title:	President and Chief Executive Officer

CUST ID: 0003399686

WORK ORDER: 0004616264

DATE: 03-30-2016 12:48 PM

AMT. PAID: $194.00

Authentication Number: oceOafvAvEO3kSc0UewlNg	Page 4 of 4